Exhibit 10.1 STRICTLY CONFIDENTIAL August 2, 2020 Andrew Kang Dear Andrew: GreenSky, Inc. (also referred to as “GreenSky” or the “Company”) is pleased to offer you a full-time position to serve as the Executive Vice President and Chief Financial Officer, reporting directly to David Zalik, GreenSky’s Chief Executive Officer. The position is located in Atlanta, Georgia, and includes the duties we discussed, and others as reasonably assigned from time to time. Your start date will be on or before September 1, 2020, or as soon thereafter as your obligations to your current employer permit (but in no event later than November 9, 2020); it being understood that if you do not commence employment with GreenSky by November 9, 2020 (other than due to a refusal by GreenSky to employ you), this offer letter shall be null and void and of no force or effect. Your bi-weekly salary will be $25,000.00, which is equivalent to $650,000.00 on an annual basis. You will be paid in accordance with GreenSky’s customary payroll practice, which currently provides for bi-weekly pay periods, subject to tax withholdings and other standard payroll deductions. You will also be eligible for an annual discretionary cash bonus, with a target of 50% of your annualized base salary, based upon the achievement of certain agreed-upon executive annual performance objectives and the achievement by the Company of EBITDA targets established from time to time by the Company’s board of directors (the “Board”) or by the Compensation Committee of the Board. You will be eligible to participate in the GreenSky, Inc. 2018 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), at a targeted annual value of $650,000.00, with annual awards (“LTIP Awards”) initially composed 2/3 of RSA grants and 1/3 qualified stock options, each LTIP award to vest ratably over grant date Anniversaries 1-4. Current forms of award agreement for these grants, and a copy of the Omnibus Plan, have been provided separately. Your annual cash bonus and LTIP Awards for calendar year 2020 (“CY 2020”) will be prorated based on your actual start date, with the cash bonus for CY 2020 paid when annual bonuses for CY 2020 are paid to other NEOs and with the prorated LTIP Awards for CY 2020 granted within 30 days following commencement of employment. Except as otherwise provided in GreenSky’s Executive Severance Plan (the “Severance Plan”), you must be employed by GreenSky on the date any annual bonus is distributed (or due to be distributed) to be eligible for the bonus. The current forms of award agreement will be used for your CY 2020 LTIP Awards. You will be granted two hundred thousand (200,000) Class A Restricted Stock Awards (RSAs) pursuant to the GreenSky Omnibus Plan within 30 days of commencement of employment, such grant to vest 25% per annum (4-year vesting on anniversaries 1-4 of your date of employment) with acceleration upon a Change in Control (as defined in the Severance Plan). This award will be governed by an award agreement that is consistent with the express terms of this offer letter and that otherwise follows the current form of RSA agreement. In the event that before the second anniversary of your commencement of employment you are terminated by the Company other than for “Cause” (as defined herein) or “Disability” (as defined in the Severance Plan) or you terminate your employment for “Good Reason” (as defined in the Severance Plan), GreenSky will pay you $378,000 within 60 days following such termination (the “Termination Payment”) less the fair market value of all vested RSAs as of the date of such termination, provided that if the fair market value of such vested RSAs as of such date equals or exceeds $378,000 then no Termination Payment shall be due hereunder. You will be provided with a $150,000.00 cash relocation stipend, to be funded within 45 days from commencement of employment, and taxable as relocation. To the extent that any portion of the relocation stipend is used for expenses incurred that are non-deductible, such non-deductible amount will be fully grossed up for federal income taxes at the rate of 38% and for other taxes at the highest applicable marginal tax rate. Subject to your continued employment as of such date, the Company shall pay you a $220,000.00 cash sign-on bonus on or before February 28, 2021, provided that such sign-on bonus shall also be payable if, prior to February 28, 2021, you are terminated by the Company other than for “Cause” (as defined herein) or “Disability” (as defined in the Severance Plan) or you GreenSky, LLC | 5565 Glenridge Connector, Atlanta, GA 30342 | 1-866-936-0602 2

terminate your employment for “Good Reason” (as defined in the Severance Plan). You agree to promptly reimburse the Company the full amount of such sign-on bonus if your employment with the Company terminates before the second anniversary of your commencement of employment with GreenSky, except in connection with a termination by the Company other than for “Cause” (as defined herein) or “Disability” (as defined in the Severance Plan) or by you for “Good Reason” (as defined in the Severance Plan) or due to a material uncured breach by the Company of the terms of your employment. You will be expected to commute to Atlanta weekly, obtaining a (GreenSky subsidized) apartment in metro Atlanta allowing you to work on-site at the Company’s corporate headquarters during normal working hours pending eventual permanent relocation to metro Atlanta within one year of commencement of your employment with GreenSky. If (a) you are terminated by the Company for any reason other than “Cause” (as defined herein) or “Disability” (as defined in the Severance Plan) or (b) you resign your employment for “Good Reason” (as defined in the Severance Plan) or due to a non-cured material breach by the Company of the terms of your employment, and provided that you have complied with the notice and opportunity-to-cure provisions of the Severance Plan, the Company will provide the benefits described in the Severance Plan (sent under separate cover). Provision of such benefits will further be contingent upon your execution, and delivery within 60 days after your employment terminates, of a customary release and separation agreement that (x) does not release claims under any applicable GreenSky plan, program, agreement, or arrangement (other than duplicative severance benefits, if any), and (y) does not impose any additional post-employment restrictions, obligations or forfeitures on you, other than reasonable cooperation obligations; provided that such release and severance agreement is delivered to you with 10 days after your employment terminates. A copy of the form of agreement currently used has been provided separately. For the purposes of this provision, “Cause” means any of the following: the current use of illegal drugs; conviction of any crime which involves moral turpitude, fraud or misrepresentation; commission of any act which constitutes a felony and which adversely impacts the business or reputation of the Company; deliberate fraud; misappropriation or embezzlement of Company funds or significant property; willful or GreenSky, LLC | 5565 Glenridge Connector, Atlanta, GA 30342 | 1-866-936-0602 3

reckless misconduct which is materially injurious to the reputation, business, business prospects, or business relationships of the Company; any material violation or default, not cured on 10 days written notice from the Company to you describing the violation and/or default in reasonable detail and requesting cure, of any material written agreement you have with the Company or any of the Company’s material written policies in effect from time to time; material and continuous failure to meet reasonable performance criteria or reasonable standards of conduct established in writing from time to time by the Company, which failure is not cured by you within 45 days after your receipt of written notice describing in reasonable detail the deficiencies with respect to such performance or conduct; or your failure to permanently relocate to metro Atlanta within one year of commencing employment with the Company. Standard GreenSky employee benefits to include group health coverage, 401K participation, paid holiday, vacation & personal days (uncapped for Executive level). The GreenSky employee benefits are specified in the Employee Manual and currently include paid time off for vacation and sick time, health and dental insurance, short and long-term disability insurance, flexible spending/dependent care account, 401k and optional AFLAC supplemental insurance. GreenSky reserves the right to modify the terms and conditions of these benefits at any time in its sole discretion and as required by the needs of the business. You will also be entitled to the benefits described in the Indemnification Agreement that has been provided to you separately, which agreement will be fully executed on or before your actual start date, and to prompt payment, or reimbursement, of legal fees and other charges of counsel you reasonably incur (not to exceed $5,000.00) in connection with entering into, and implementing, the arrangements described in this letter. As a GreenSky employee, you will be expected to abide by all GreenSky policies, practices, and procedures, as outlined in GreenSky’s Employee Manual. You also agree to execute and deliver, prior to your employment through the digital on-boarding process, GreenSky’s Confidentiality, Non-Solicitation, Non-Recruitment, Non-Competition, and Invention Assignment Agreement (the “Employee Agreement”), provided that, notwithstanding anything to the contrary therein, (i) the non-competition covenant in the GreenSky, LLC | 5565 Glenridge Connector, Atlanta, GA 30342 | 1-866-936-0602 4

Employee Agreement shall lapse one year following the termination of your employment for any reason, and (ii) nothing in the Employee Agreement shall restrict you from performing any of the same, or similar, duties that you performed for GreenSky for any person or entity that offers or facilitates point-of-sale financing or online consumer lending so long as, with respect to such person or entity, neither such financing nor such lending is a material activity or a material source of revenue. A copy of the Employee Agreement has been provided separately. As required by law, this offer of employment is subject to satisfactory proof of your right to work in the United States. By accepting this offer, you represent and warrant that your employment with GreenSky will not violate any agreement, obligation or understanding that you may have with any third party, including your current employer or any prior employer, (y) you acknowledge that if the foregoing representation and warranty is in any significant respect incorrect, GreenSky will be excused from an obligation to hire you, and (z) upon notifying your current employer of your intention to resign your employment, you agree to ask your current employer for a copy of any restrictive covenant or similar type of restriction to which you are subject and to furnish same to GreenSky promptly. GreenSky in return warrants that it will not require you to commit any such violation. GreenSky warrants that it has successfully completed all required professional reference checks, background investigations, credit investigations, and other pre-employment checks that may apply. GreenSky further warrants that it is fully authorized to enter into, and carry out the terms of, this offer letter. Please understand that your employment with GreenSky will be at will. This means that either you or GreenSky may terminate your employment at any time, for any reason, not prohibited by law. The nature of this employment relationship, and the terms set forth in this letter, cannot be changed except in a writing signed by you and an executive officer of GreenSky. In the event of any conflict between the terms of this letter and those of any other document or understanding, the terms of this letter shall, to the extent more favorable to you, control. GreenSky, LLC | 5565 Glenridge Connector, Atlanta, GA 30342 | 1-866-936-0602 5

If you choose to accept our offer under the terms described, please sign below and return an executed copy of this letter by August 4, 2020. Signatures delivered by facsimile (including, without limitation, by “PDF”) shall be effective for all purposes. We look forward to your favorable reply and to a productive and enjoyable work relationship. We are excited to have you join us. Very truly yours, /s/ David Zalik David Zalik CEO/GreenSky Accepted by: /s/ Andrew Kang ______________ Date: August 4, 2020 _____________________ GreenSky, LLC | 5565 Glenridge Connector, Atlanta, GA 30342 | 1-866-936-0602 6